UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)

(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2022, Paul Walsh notified Allegro MicroSystems, Inc. (the “Company”) that he would retire from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective January 10, 2022. On January 10, 2022, the Board of Directors (the “Board”) of the Company appointed Derek P. D’Antilio to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective January 10, 2022 (the “Effective Date”). Mr. Walsh will work closely with Mr. D’Antilio until February 4, 2022 (the “Separation Date”) and after that will be available to consult with the Company for a period of one year after the Separation Date (the “Consulting Period”) to ensure a smooth and orderly transition of responsibilities, pursuant to a Consulting Agreement and General Release (the “Consulting Agreement”) that Mr. Walsh entered into with the Company effective January 10, 2022. The Company and the Board express their appreciation to Mr. Walsh for his dedicated and outstanding service to the Company and wish him well in his retirement.
In connection with Mr. D’Antilio’s appointment as Senior Vice President, Chief Financial Officer and Treasurer of the Company, the Company entered into an offer letter with Mr. D’Antilio (the “Offer Letter”), as well as a severance agreement (the “Severance Agreement”). The material terms and conditions of the Offer Letter, Severance Agreement and Consulting Agreement are summarized below.
Mr. D’Antilio, age 49, most recently served as Chief Financial Officer of Harvey Performance Company. From July 2019 through April 2021, he was Chief Financial Officer of IDEX Biometrics ASA, a publicly traded, Norwegian global fabless semiconductor company, where he helped guide their initial public offering in the United States. Before joining IDEX Biometrics, Mr. D’Antilio spent eight years at MKS Instruments, Inc., a global equipment and service provider to semiconductor and industrial markets and held numerous leadership roles including Vice President & Corporate Controller. Earlier in his career, Mr. D’Antilio was a CPA in public accounting and served as an audit manager at PwC. Mr. D’Antilio holds a B.S.B.A in Accounting from Salem State University and an M.B.A. from Babson College.
Under the Offer Letter, Mr. D’Antilio’s annual base salary will be $400,000, and his annual target bonus will equal 75% of his annual base salary (pro-rated for fiscal 2022 based on the partial year served). In addition to any pro-rated target annual bonus that Mr. D’Antilio receives in 2022, under the Offer Letter, Mr. D’Antilio is entitled to receive a $125,000 signing bonus within 30 days of the Effective Date (the “Signing Bonus”). In the event that Mr. D’Antilio voluntarily resigns within 12 months following the Effective Date, Mr. D’Antilio will be required to repay the Signing Bonus. In the event that Mr. D’Antilio voluntarily resigns between 12 and 24 months following the Effective Date, Mr. D’Antilio will be required to repay a pro-rated amount of the Signing Bonus.
The Offer Letter also provides that, on the third trading day following the Company’s first quarterly earnings announcement following the Effective Date, the Company will grant to Mr. D’Antilio restricted stock units representing a number of shares of common stock having a grant date fair value of $1.5 million divided by the closing price of a share of the Company’s common stock on the applicable grant date (the “RSUs”). The RSUs will vest as to 60% of the underlying shares on the first anniversary of the grant date and as to the remaining 40% of the underlying shares on the second anniversary of the grant date, in each case, subject to Mr. D’Antilio’s continued employment with the Company through each vesting date. In addition, Mr. D’Antilio will be eligible to participate in the Company’s 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) with an annual target value of $1.5 million. Awards granted to Mr. D’Antilio under the 2020 Plan will be subject to the approval of the Compensation Committee of the Board. The Offer Letter provides that Mr. D’Antilio’s awards under the 2020 Plan will be granted in the form of time-based and performance-based RSUs.
Pursuant to the Severance Agreement, Mr. D’Antilio’s employment is terminable by either the Company without cause or by Mr. D’Antilio for good reason. In the event that Mr. D’Antilio’s employment is terminated by the Company without “cause” or by Mr. D’Antilio for “good reason,” in each case as defined in the Severance Agreement, then in addition to payment of any accrued amounts and subject to Mr. D’Antilio’s timely executing a release of claims and continuing to comply with his restrictive covenant obligations, he will be entitled to receive an amount equal to the sum of two times his then current base salary plus two times his then current target bonus, payable in a lump sum within 15 days following the date of his termination, and reimbursement for additional costs he incurs for continued coverage under the Company’s group health insurance under the Consolidated Budget

Reconciliation Act of 1985 (“COBRA”) for up to 24 months. In the event that the Company needs to include such COBRA reimbursements in Mr. D’Antilio’s income, the Company will make gross-up payments to Mr. D’Antilio for the taxes imposed on him for up to 18 months following his termination date.
Pursuant to Mr. Walsh’s Consulting Agreement, and subject to Mr. Walsh’s continued compliance with the restrictive covenants in any written agreements between Mr. Walsh and the Company and his execution of a general release of claims, Mr. Walsh will be entitled to receive (i) a single, lump-sum payment equal to a prorated portion of his annual bonus for the 2022 fiscal year; (ii) reimbursement for additional costs Mr. Walsh incurs for continued coverage under the Company’s group health insurance under COBRA for up to 12 months; and (iii) a one-time grant of RSUs with a grant date value equal to the value attributable to an additional 12 months of vesting of Mr. Walsh’s equity awards under the 2020 Plan, which would otherwise be forfeited as of the Separation Date.
Item 7.01.    Regulation FD Disclosure.
On January 10, 2022, the Company issued a press release announcing the appointment of Mr. D’Antilio as Senior Vice President, Chief Financial Officer and Treasurer of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Allegro MicroSystems, Inc. on January 10, 2022
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	January 10, 2022	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary